Exhibit 99.1

Ares Capital Corporation Schedules Earnings Release for the Fiscal Year Ended December 31, 2007

New York, NY — February 12, 2008 — Ares Capital Corporation (NASDAQ: ARCC) announced today that it will report earnings for the fiscal year ended December 31, 2007 on Thursday, February 28, 2008.

Ares Capital Corporation invites all interested persons to attend its webcast/conference call at 10:00 a.m. (Eastern Time) on Thursday, February 28, 2008 to discuss its 2007 fiscal year end financial results.

All interested persons are invited to participate via telephone or the live webcast, which will be hosted on a webcast page located in the Stock Information section of the Investor Resources section of our website at www.arescapitalcorp.com. Please visit the website to test your connection before the call. You can also access the conference call by dialing (800) 860-2442 approximately 5-10 minutes prior to the call. International callers should dial (412) 858-4600. All callers should reference “Ares Capital Corporation.” For the convenience of our stockholders, an archived replay of the call will be available through March 13, 2008 by calling (877) 344-7529. International callers please dial (412) 317-0088. For all replays, please reference passcode #416243. An archived replay will also be available on a webcast page located in the Stock Information section of the Investor Resources section of our website.

ABOUT ARES CAPITAL CORPORATION

Ares Capital Corporation is a specialty finance company that is a closed-end, non-diversified management investment company.  Ares Capital Corporation has elected to be regulated as a business development company under the Investment Company Act of 1940. Its investment objective is to generate both current income and capital appreciation through debt and equity investments. Ares Capital Corporation invests primarily in first and second lien senior loans and mezzanine debt, which in some cases includes an equity component, and, to a lesser extent, in equity investments in private U.S. middle market companies.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast/conference call may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Ares Capital Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

AVAILABLE INFORMATION

Ares Capital Corporation’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on its website at www.arescapitalcorp.com.

CONTACT

Investor Relations

Alison Sternberg

Ares Capital Corporation

310-201-4200